FORM OF AMENDMENT

TO

CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of ________, 2022 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“Accounting Agent”), and INVESTMENT MANAGERS SERIES TRUST II, a Delaware statutory trust (the “Fund”, including its separate series listed on Exhibit A).

WHEREAS, the Custodian and the Fund entered into an Custodian Agreement, dated as of September 24, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, the Custodian and the Fund desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Custodian and the Trust hereby agree as follows:

1.       Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.       This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy. pdf or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment.

3.       This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.       This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:
Date:

INVESTMENT MANAGERS SERIES TRUST II

By:
Name:
Title:
Date:

2

EXHIBIT A

TO

CUSTODIAN AGREEMENT

LIST OF SERIES/PORTFOLIOS

Dated as of _________, 2022

The following is a list of Portfolios for which Custodian shall serve under the Custodian Agreement dated as of September 24, 2021:

Cannabis Growth ETF

AXS Astoria Inflation Sensitive ETF

AXS Change Finance ESG ETF

AXS 2x Innovation ETF

AXS Short China Internet ETF

AXS First Priority CLO Bond ETF

AXS High Yield ETF

AXS De-SPAC ETF

AXS FOMO ETF

AXS Short De-SPAC Daily ETF

AXS Short Innovation Daily ETF

AXS SPAC and New Issue ETF

AXS 2X TSLA Bear ETF

AXS 2X TSLA Bull ETF

AXS 2X NVDA Bear ETF

AXS 2X NVDA Bull ETF

AXS 2X COP Bear ETF

AXS 2X COP Bull ETF

AXS 2X BA Bear ETF

AXS 2X BA Bull ETF

AXS 2X PYPL Bear ETF

AXS 2X PYPL Bull ETF

AXS 2X WFC Bear ETF

AXS 2X WFC Bull ETF

AXS 2X PFE Bear ETF

AXS 2X PFE Bull ETF

AXS 2X CRM Bear ETF

AXS 2X CRM Bull ETF

AXS 2X NKE Bear ETF

AXS 2X NKE Bull ETF